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                        CLASS 6 - BENEFICIAL OWNER BALLOT

   IMPORTANT: A BANKRUPTCY CASE HAS NOT BEEN COMMENCED AS OF THE DATE OF THE
                         DISTRIBUTION OF THIS DOCUMENT.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE,
         OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN
            THE MATERIALS MAILED WITH THIS BALLOT OR OTHER MATERIALS
                       AUTHORIZED BY THE BANKRUPTCY COURT

               BENEFICIAL OWNER BALLOT FOR ACCEPTING OR REJECTING
                  THE JOINT PREPACKAGED PLAN OF REORGANIZATION
                   OF ACP HOLDING COMPANY, NFC CASTINGS, INC.,
                           NEENAH FOUNDRY COMPANY AND
                           CERTAIN OF ITS SUBSIDIARIES

                   CLASS 6 - EXISTING SUBORDINATED NOTE CLAIMS

              (HOLDERS OF 11-1/8% SENIOR SUBORDINATED NOTES DUE 2007)

This Beneficial Owners Ballot may not be used for any purpose other than for submitting votes to accept or reject the Plan (as defined herein) and electing not to participate in the mutual releases pursuant to the Plan. All capitalized terms used in the Beneficial Owners Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Joint Prepackaged Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries (the "Plan").

THIS BALLOT IS TO BE USED FOR VOTING BY BENEFICIAL HOLDERS OF CLASS 6 CLAIMS ONLY. IN ORDER FOR A BALLOT TO BE COUNTED, IT MUST BE PROPERLY COMPLETED AND RETURNED, SO AS TO BE RECEIVED BY YOUR BROKER, PROXY INTERMEDIARY, NOMINEE, OR OTHER INTERMEDIATE ENTITY FROM WHOM YOU HAVE RECEIVED THIS BALLOT (THE "NOMINEE"), IN THE ENCLOSED SELF-RETURN ENVELOPE. YOU SHOULD RETURN THIS BALLOT TO YOUR NOMINEE SO AS TO ALLOW ADDITIONAL TIME FOR SUCH NOMINEE TO REVIEW YOUR BALLOT AND TRANSMIT THE MASTER BALLOT TO THE BALLOTING AGENT BY THE VOTING DEADLINE.

Your Nominee is required to: (1) review Ballots that it receives from Beneficial Owners of 11-1/8 Senior Subordinated Notes of Neenah Foundry Company, due 2007 ("Notes"), (2) transcribe certain information from the Ballots onto a master ballot (the "Master Ballot"), and (3) return the completed Master Ballot to the Debtors' Voting Agent, Innisfree M&A Incorporated, by 5:00 p.m. New York City Time on July 31, 2003 (the "Voting Deadline"), unless the Debtors, in their sole discretion, extend or waive the period during which Ballots will be accepted by the Debtors, or terminate the solicitation period early for whatever reason, including, without limitation, due to receipt of the requisite votes in each class approving the Plan, in which case the term "Voting Deadline" for such solicitation shall mean the last time and date to which such solicitation is extended or the date on which the solicitation is terminated. Notice of such extension shall be given by the Debtors in a manner deemed appropriate by the Debtors, in the Debtors' sole discretion. Your vote on the Plan will not be counted if the Nominee fails to transmit a completed Master Ballot to the Voting Agent by the Voting Deadline. Facsimile Ballots will not be accepted by the Voting Agent. If you have questions on how to properly complete this Ballot, please contact your Nominee or the Voting Agent, Innisfree M&A Incorporated.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on beneficial owners of the Notes if it is accepted by the Holders of at least two-thirds in dollar amount and more than one-half in number of Claims that actually vote in the Class of Claims voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to the Class or Classes rejecting it and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

                 BALLOTS CAST BY FACSIMILE WILL NOT BE COUNTED.

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ITEM 1.           ACCEPTANCE OR REJECTION OF PLAN

         The undersigned, the beneficial holder of $_____________ aggregate face amount of Notes:

CHECK ONE BOX

                  [ ] Accepts the Plan

                  [ ] Rejects the Plan

NOTE: EACH BENEFICIAL OWNER OF NOTES MUST VOTE ALL OF ITS NOTES EITHER TO ACCEPT OR REJECT THE PLAN, AND MAY NOT SPLIT SUCH VOTE.

ITEM 2.           RELEASES

         THE PLAN PROVIDES THAT EACH HOLDER OF A CLAIM THAT VOTES TO ACCEPT THE PLAN WILL RELEASE ALL CLAIMS AGAINST CERTAIN PARTIES ON THE EFFECTIVE DATE OF THE PLAN (AND RECEIVE SIMILAR RELEASES FROM OTHER PARTIES, WHICH ARE DESCRIBED IN MORE DETAIL IN ARTICLE IX.C OF THE PLAN) UNLESS THE HOLDER OF A CLAIM VOTES AGAINST GIVING AND RECEIVING THE RELEASES.

The undersigned:

                                    [ ]      Determines NOT to Participate in
                                             the Releases described in Article
                                             IX.C of the Plan and Hereby Rejects
                                             (votes AGAINST) Giving and
                                             Receiving the Releases Described in
                                             Article IX.C of the Plan

                                       2

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ITEM 3.           ADDITIONAL INFORMATION REQUIRED

                  By returning this Ballot, the Beneficial Owner certifies that either (i) it has not submitted any other Ballots for Senior Subordinated Notes held in other accounts or other record names, or (ii) it has provided the information specified in the following table for all other Senior Subordinated Notes for which it has submitted additional Ballots (please use additional sheets of paper if necessary):

                ONLY COMPLETE IF YOU HAVE SUBMITTED OTHER BALLOTS

 NAME OF RECORD HOLDER OF ANY OTHER CLAIMS VOTED        ACCOUNT NUMBER
 (INSERT YOUR NAME IF THE NOTES ARE HELD BY YOU          OF ANY OTHER
 IN RECORD NAME; IF HELD IN STREET NAME, INSERT          CLAIMS VOTED         PRINCIPAL AMOUNT
     THE NAME OF YOUR BANK, BROKER OR OTHER           (IF HELD IN STREET       OF OTHER CLAIMS       CUSIP NUMBER OR
                  INTERMEDIARY)                             NAME)                   VOTED             SERIES NAME
--------------------------------------------------  -----------------------  ------------------    -------------------
  1.____________________________________________     _____________________    $_______________      _________________

  2. ___________________________________________     _____________________    $_______________      _________________

  3. ___________________________________________     _____________________    $_______________      _________________

  4. ___________________________________________     _____________________    $_______________      _________________

  5. ___________________________________________     _____________________    $_______________      _________________

  6. ___________________________________________     _____________________    $_______________      _________________

  7.____________________________________________     _____________________    $_______________      _________________

  8. ___________________________________________     _____________________    $_______________      _________________

  9. ___________________________________________     _____________________    $_______________      _________________

  10. __________________________________________     _____________________    $_______________      _________________

ITEM 4.           CERTIFICATION OF DELIVERY OF DOCUMENTS

                  By signing this Beneficial Ballot, the undersigned certifies:

                  (i) That it is the Beneficial Owner as of the June 27, 2003 Record Date of the aggregate face amount of Notes set forth in Item 1 herein and has full power and authority to vote to accept or reject the Plan;

                  (ii) That this Ballot is subject to all of the terms and conditions set forth in the Disclosure Statement and the voting instructions (attached hereto), and that it (or in the case of an authorized signatory, the beneficial interest holder) has received a copy of the Plan, the Disclosure Statement, the Ballot and other solicitation materials and documents related thereto (collectively, "Solicitation Package");

                  (iii) That either (a) it has not submitted any other Ballots for such Class of Claims held in other accounts or other registered names or (b) it has disclosed on each Ballot completed by it the existence of Claims in Class 6 held in other accounts or registered names, and the submission of other Ballots for such Claims;

                  (iv) That it has cast the same vote on every Ballot completed by it with respect to holdings of Class 6 Claims;

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                  (v)      That no other Ballots with respect to the amount of
the Claims identified in Item 1 have been cast or, if any other Ballots have been cast with respect to such Claims, such earlier Ballots are hereby revoked; and

                  (vi) That it (or in the case of an authorized signatory, the beneficial interest holder) be treated as the record holder of such Claims for purposes of voting on the Plan.

                  If the holder entitled to vote is a corporation, please sign in corporate name by authorized officer, or if a partnership, please sign in partnership name by authorized person.

NAME OF VOTER: _________________________________________________________________

SIGNATURE: _____________________________________________________________________

BY: ____________________________________________________________________________
                                (If appropriate)

TITLE:__________________________________________________________________________
                                (If appropriate)

ANY APPLICABLE IDENTIFICATION NUMBER (USED BY YOUR NOMINEE):

________________________________________________________________________________

ADDRESS:________________________________________________________________________

________________________________________________________________________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO:_________________________________________

TEL. NO. (   ) ______ - __________                   DATE:______________________

                YOU SHOULD RETURN THIS BALLOT TO YOUR NOMINEE SO
     AS TO ALLOW ADDITIONAL TIME FOR SUCH NOMINEE TO REVIEW YOUR BALLOT AND TRANSMIT THE MASTER BALLOT TO THE BALLOTING AGENT BY THE VOTING DEADLINE.

                INSTRUCTIONS FOR COMPLETING THE BENEFICIAL BALLOT

The Debtors are soliciting votes of Beneficial Owners of the Existing Subordinated Note Claims (Class 6 Claims) with respect to the Joint Prepackaged Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries (the "Plan") (a copy of which is contained herewith). Please review the Disclosure Statement and the Plan carefully before you complete the Ballot.

The Plan can be confirmed by the Bankruptcy Court, and therefore made binding on you, if it is accepted by the holders of two-thirds in amount and more than one-half in number of debt claims voting on the Plan in each impaired debt class and the holders of two-thirds in amount of equity interests in each impaired equity class voting on the Plan. The Debtors reserve the right to use the Ballots that are cast to seek confirmation of the Plan under circumstances other than as specified in the preceding sentence, including a nonconsensual situation as described in Article VIII of the Plan.

A Ballot is not a letter of transmittal and may not be used for any purpose other than (i) to cast votes to accept or reject the Plan and (ii) to elect not to participate in the mutual releases pursuant to the Plan.

To ensure that your vote is counted, you must (i) complete the Ballot and (ii) indicate your decision either to accept or reject the Plan in the boxes provided in Item 1 of the Ballot. Your vote must be received by your Nominee. The Master Ballot cast by your Nominee on your behalf must be received by the Voting Agent at Innisfree M&A Incorporated (the "Voting Agent"), 501 Madison Avenue, New York, NY 10022, Attn: Neenah Foundry Ballot by 5:00 p.m., New York City Time on or before July 31, 2003 (the "Voting Deadline"), unless the Debtors, in their sole discretion, extend or waive the period during which Ballots will be accepted by the Debtors, or terminate the solicitation period early for whatever reason, including, without limitation, due to receipt of the requisite votes in each Class approving the Plan, in which case the term "Voting Deadline" for such solicitation shall mean the last time and date to which such solicitation is extended or the date on which the solicitation is terminated. Notice of such termination or extension shall be given by the Debtors in a manner deemed appropriate by the Debtors, in the Debtors' sole discretion. If you receive this Ballot from a broker, bank, proxy intermediary or other nominee, please allow sufficient time for your broker, bank, proxy intermediary or other nominee to prepare a Master Ballot, if necessary, such that such Master Ballot is received by the Voting Deadline.

Except to the extent that the Debtors so determine, or as permitted by the Court, Ballots received after the Voting Deadline will not be accepted or counted by the Debtors in connection with the Debtors' request for confirmation of the Plan.

No Ballot should be sent to any of the Debtors, the Notes Trustee, or the Debtors' financial or legal advisors.

If multiple Ballots are received from an individual creditor with respect to the same Claims prior to the Voting Deadline, the last Ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot.

Creditors must vote all of their Claims within a particular Class either to accept or reject the Plan and may not split their vote. Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted.

If a Ballot is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such Persons should indicate such capacity when signing and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors to so act on behalf of a beneficial interest holder.

The Debtors, in their sole discretion, subject to contrary order of the Court, may waive any defect in any Ballot at any time, either before or after the close of voting, and without notice. Except as provided herein, unless the Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors may, in their sole discretion, reject such Ballot as invalid and, therefore, decline to utilize it in connection with confirmation of the Plan.

In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

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

Unless otherwise ordered by the Court, all questions as to the validity, eligibility (including time of receipt) and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion which determination shall be final and binding.

Subject to any contrary order of the Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot unless otherwise directed by the Court.

The Debtors' interpretation of the terms and conditions of the Plan, unless otherwise directed by the Court, shall be final and binding on all parties. The Debtors reserve the right to withdraw or amend the Plan at any time.

Unless waived or as ordered by the Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determine, and unless otherwise ordered by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will not be counted.

Neither the Debtors, nor any other Person or Entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.

Please be sure to sign and date your Ballot. In addition, please provide your name and mailing address if different from that set forth on the attached mailing label or if no such mailing label is attached to the Ballot.

If you hold Claims in more than one Class under the Plan, you may receive more than one Ballot coded for each different Class. Each Ballot votes only your Claims indicated on that Ballot. Please complete and return each Ballot you received.

No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan.

                  IF YOU HAVE ANY QUESTIONS REGARDING THIS BENEFICIAL BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE BENEFICIAL BALLOT, THE BENEFICIAL OWNER BALLOT OR THE OTHER ENCLOSED MATERIALS, PLEASE CONTACT YOUR NOMINEE OR THE VOTING AGENT AT

                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                               NEW YORK, NY 10022
                     ATTN: NEENAH FOUNDRY BALLOT TABULATION

                         Banks and brokers call collect:
                                  212-750-5833

                           All others call toll-free:
                                  877-750-2689

                  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF THE DEBTORS OR THE VOTING AGENT, OR AUTHORIZE YOU, OR ANY OTHER PERSON, TO USE ANY OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

                  THIS BALLOT MUST BE DELIVERED IN TIME TO YOUR NOMINEE SUCH THAT YOUR NOMINEE HAS SUFFICIENT TIME TO TRANSMIT A COMPLETED MASTER BALLOT TO THE VOTING AGENT BY THE VOTING DEADLINE.

                        PLEASE MAIL YOUR BALLOT PROMPTLY!

                                       6